Exhibit 5.1

Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128

September 21, 2006

Secured Diversified Investment, Ltd. 5205 East Lincoln Drive Paradise Valley, Arizona 85253

Re: Secured Diversified Investment, Ltd., Registration Statement on Form S-8 Ladies and Gentlemen:

We have acted as counsel for Secured Diversified Investment, Ltd., a Nevada corporation (the "Company"), in connection with the preparation of the recent registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 400,000 shares of the Company's common stock (the "Shares"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the 2006 Stock Option Plan and various options granted pursuant to the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company's common stock.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Ronald Serota
Ronald Serota

Corporate Law Center
Ronald Serota, Esq.

EXHIBIT 23.2

Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128

CONSENT

We consent to the use of this opinion as an exhibit to the Secured Diversified Investment, Ltd. Registration Statement (Form S-8) and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

/s/ Ronald Serota
Ronald Serota

Corporate Law Center
Ronald Serota, Esq.